Prospectus
                                                      Filed under Rule 424(b)(3)
                                                   Registration Number 333-58202

                       InteliData Technologies Corporation

     The prospectus (the "March Prospectus") dated March 13, 2002, relating to the sale from time to time of shares of our common stock by the selling stockholders named in the March Prospectus, is hereby supplemented by replacing the March Prospectus in its entirety with the prospectus set forth below.

     This prospectus serves to update the prospectus relating to the offer and sale from time to time of our common stock issued in connection with our acquisition of Home Account Holdings, Inc., pursuant to an agreement and plan of merger, dated as of January 11, 2001. InteliData is not issuing any new shares of common stock in connection with the updating of the prospectus.

                               P R O S P E C T U S
--------------------------------------------------------------------------------

                               2,722,010 Shares

                             INTELIDATA TECHNOLOGIES

                                   CORPORATION

                                  Common Stock

                             ---------------------

     This prospectus relates to the offer and sale from time to time of up to 2,722,010 shares of our common stock beneficially owned by the selling stockholders named in this prospectus. These shares were issued to the selling stockholders as the result of our acquisition of Home Account Holdings, Inc. pursuant to an agreement and plan of merger, dated as of January 11, 2001.

     The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may sell the shares of our common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time or at prices negotiated with the buyers of shares. We do not know, however, when the proposed sales of the shares by the selling stockholders will occur. More detailed information concerning the distribution of the shares is contained in the section of this prospectus entitled "Plan of Distribution" which begins on page 14.

     We are registering the offer and sale of the shares of common stock to satisfy our contractual obligations to provide the selling stockholders with freely tradable shares. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is listed on the Nasdaq National Market under the trading symbol "INTD." The last reported closing price on the Nasdaq National Market on December 6, 2002 was $0.63 per share.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE COMMON STOCK OFFERED HEREBY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is December 9, 2002

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
The Company....................................................................3
Forward Looking Information....................................................4
Risk Factors...................................................................6
Capitalization................................................................12
Use of Proceeds...............................................................12
Selling Stockholders..........................................................12
Plan of Distribution..........................................................14
Legal Matters.................................................................16
Experts  .....................................................................16
Where You Can Find More Information...........................................16
Information Incorporated by Reference.........................................16

     We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer of these securities in any state where an offer is not permitted. The information in this prospectus is current as of December 9, 2002. You should not assume that this prospectus is accurate as of any other date.

     In this prospectus, "selling stockholders" refers to the persons identified in the section titled "Selling Stockholders" beginning on page 12.

     In this prospectus, "InteliData," "we," "us" and "our" refer to InteliData Technologies Corporation.

                               PROSPECTUS SUMMARY

     This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risk of investing in our common stock discussed under the section "Risk Factors" beginning on page 6.

                                   THE COMPANY

     InteliData develops and markets software products and consulting services for the financial services industry. We supply Internet banking and electronic bill presentment and payment, or EBPP, software to financial institutions that want to provide their own remote banking services. We also serve as an application service provider, or ASP, by providing Internet hosting and service bureau solutions to financial institutions, including bankcard issuers.

     We develop and market software products and services to assist financial institutions in their Internet banking and electronic bill payment initiatives. The products are designed to assist consumers in accessing and transacting business with their financial institutions electronically, and to assist financial institutions in connecting to and transacting business with third party processors. The services focus on providing these same services to financial institutions, including bankcard issuers, on an outsourced basis, as well as consulting and maintenance agreements that support our products.

     Our principal executive offices are located at 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191, and our telephone number is (703) 259-3000.

                                  THE OFFERING

Common stock offered by selling stockholders.........2,722,010 shares

Use of proceeds......................................We will not receive any proceeds from the sale
                                                     of shares in this offering.

Nasdaq National Market symbol........................INTD

                           FORWARD-LOOKING INFORMATION

     The information contained in this prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the realization of which may be impacted by the factors discussed below. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"). This prospectus contains forward looking statements that are subject to risks and uncertainties, including, but not limited to:

     |X|  our ability to continue funding operating losses;

     |X| our ability to manage expenses in line with anticipated business levels and to achieve profitability on a sustainable basis;

     |X| our ability to complete product implementations in required time frames and to increase its recurring revenues and profits through its ASP business model;

     |X|  whether a market will emerge for our InteliWorks(TM) product line;

     |X| the impact of competitive products, pricing pressure, product demand and market acceptance risks;

     |X| the pace of consumer acceptance of home banking and reliance on our clients to increase usage of Internet banking by their customers;

     |X| an overall slow down in business due to the effects of general economic conditions on the financial services industries and the resulting delays caused by such economic conditions in implementing solutions such as those offered by us;

     |X|  the lengthy cycle for sales of many of our more complex products;

     |X|  mergers and acquisitions;

     |X|  risk of integration of our technology;

     |X|  the  ability  of  our  clients  to  implement   applications   in  the
          anticipated   time   frames   or  with   the   anticipated   features,
          functionality or benefits;

     |X|  reliance on key strategic alliances and newly emerging technologies;

     |X| the on-going viability of the mainframe marketplace and demand for traditional mainframe products;

     |X|  our ability to attract and retain key employees;

     |X|  the availability of cash for long-term growth;

     |X| product obsolescence and the possible migration of customers to competitor solutions or in-house solutions;

     |X|  our ability to reduce product costs;

     |X|  fluctuations in operating results;

     |X|  delays in development of highly complex products;

     |X| the impact of increased government regulations in the Internet and financial services industry;

     |X| the impact of declines in our stock price and its ability to maintain minimum listing standards of the NASDAQ stock markets; and

     |X| other risks detailed from time to time in our filings with the Securities and Exchange Commission, including the risk factors disclosed in our Form 10-K for the fiscal year ended December 31, 2001.

     In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential," and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading "Risk Factors." In connection with forward-looking statements which appear in these disclosures, prospective purchasers of the shares offered hereby should carefully consider the factors set forth in this prospectus under "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus.

                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before making an investment decision. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

     This prospectus contains forward-looking statements that involve risk and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in, or incorporated by reference into, this prospectus. In evaluating an investment in the shares of common stock you should consider carefully the following risk factors in addition to the other information presented in this prospectus or incorporated by reference into this prospectus.

Risk Factors Particular to Our Company

     We may require additional capital, which we may not be able to obtain, to be able to fund future operating losses, working capital needs and capital expenditures.

     The expansion and development of our business may require additional capital in the future to fund our operating losses, working capital needs and capital expenditures. The capital markets are very volatile and we may not be able to obtain future equity or debt financing in the future on satisfactory terms or at all. Our failure to generate sufficient cash flows from sales of products and services or to raise sufficient funds may require us to delay or abandon some or all of our development and expansion plans or otherwise forego market opportunities. Our inability to obtain additional capital on satisfactory terms may delay or prevent the expansion of our business, which could cause our business, operating results and financial condition to suffer.

     We may not be able to manage our expenses in line with anticipated business levels.

     We continually seek to control our general and administrative expenses and assess our operations in managing the continued development of infrastructure to handle anticipated business levels. Our inability so to control expenses and manage our infrastructure could cause our business, operating results and financial condition to suffer.

     Rapidly changing technologies could make our products obsolete which may adversely affect our business, operations and financial condition.

     Our business activities are concentrated in fields characterized by rapid and significant technological advances. It is possible that our products and services will not remain competitive technologically or that our products, processes or services will not continue to be reflective of such advances. The following, among other factors, may adversely affect our ability to be technologically competitive:

     o Our competitors may develop other technologies that could render our products and services noncompetitive or obsolete;

     o we may be unable to locate, hire and retain management and other key personnel with the skills and abilities required to further advance and develop our software products and services and to maintain our technological competitiveness;

     o we may be unable to introduce new products or product enhancements that achieve timely market acceptance and meet financial institutions' or Internet banking or EBPP customers' needs;

     o we may encounter unanticipated technical, marketing or other problems or delays relating to new products, features or services that we recently introduced or that we may introduce in the future;

     o we may be unable to keep pace with our competitors' spending on research and development of new products because most of our competitors and potential competitors have significantly greater financial, technological and research and development resources than we have; and,

     o we may be unable to develop, produce and market new products as cheaply as our competitors and we may not be able to offer new products to customers at a competitive price.

     An inability to compete  successfully  in an  increasingly  competitive and
crowded  marketplace  could  adversely  affect  our  business,   operations  and
financial condition.

     The market for Internet banking and other interactive financial products and services is highly competitive and subject to rapid innovation and technological change, shifting consumer preferences and frequent new product introductions. A number of corporations, including S-1 Corporation, Corillian Corporation, Financial Fusion, Inc., Digital Insight, Inc., Incurrent Solutions, Inc., and Online Resources Corporation, some of which have greater resources than us, offer products and services that compete directly with the products and services we offer. We expect the number of competitors in the Internet banking and EBPP products and services industry to expand greatly as a result of the popularity of the Internet and widespread ownership of personal computers. We foresee our future competitors as including:

     o banks that have already developed (or plan to develop) Internet banking and EBPP products for their own customers, with the possibility of offering the products to other banks and other banks' customers;

     o non-banks that may develop Internet banking and EBPP products to offer to banks; and,

     o computer software and data processing companies that currently offer, or will offer Internet banking and EBPP services through the use of their broad distribution channels that may be used to bundle competing products directly to end-users or purchasers.

     Our operating results fluctuate which could have an adverse effect on our business, operations and financial condition.

     Our quarterly operating results have varied significantly in the past, and it is likely that they will vary greatly in the future. Some of the factors that will likely cause our operating results to fluctuate are:

     o    the size and timing of customer orders;

     o    changes in our pricing policies or those of our competitors;

     o    new product introductions or enhancements by our competitors or by us;

     o delays in the introduction of new products or product enhancements by our competitors or by us;

     o customer order deferrals by our customers in anticipation of upgrades and new products;

     o    market acceptance of new products;

     o    the  timing  and  nature  of  sales,   marketing,   and  research  and
          development expenses by our competitors or by us; and,

     o other changes in operating expenses, personnel changes and general economic conditions.

Additionally, certain banks and other financial institutions recently have combined or are proposing to combine, and we are unable to assess the future effect that those combinations and other possible consolidations in the banking industry will have upon us. No assurance can be given that quarterly variations in our operating results will not occur in the future, and accordingly, the results of any one quarter may not be indicative of the operating results for future quarters.

     A low stock price or failure to maintain a minimum of $10.0 million of stockholders' equity could result in our being de-listed from the Nasdaq National Market which could severely affect our market liquidity.

     Our common stock is traded on the Nasdaq National Market. To continue our common stock listing, our common stock price must not drop below $1.00 per share for any 30 consecutive trading days and we must maintain stockholders' equity of at least $10.0 million (or we must meet alternative tests of having $50.0 million in market capitalization, total assets or total revenue). We received notice on October 29, 2002 from Nasdaq indicating that our stock price had fallen below a minimum bid price of $1.00 per share and had remained below $1.00 per share for 30 consecutive trading days, in violation of certain Nasdaq listing criteria. We have until January 27, 2003 to regain compliance with Nasdaq listing standards. If the closing bid price for our common stock is not at least $1.00 for a minimum of 10 consecutive trading days prior to January 27, 2003, Nasdaq may de-list our common stock from the Nasdaq National Market.

     We may be able to transfer our common stock listing from the Nasdaq National Market to the Nasdaq SmallCap Market. We believe that we are eligible to apply for a listing transfer to the Nasdaq SmallCap Market, and if we choose to make such an application and if the application is approved, we will be afforded a 180-day grace period from the date of the initial notice to regain compliance with Nasdaq listing criteria, which will extend the delisting determination until April 28, 2003. We also may be eligible for an additional 180-day grace period, or until October 24, 2003, to regain compliance with Nasdaq listing criteria provided that we meet the initial listing criteria for the Nasdaq SmallCap Market. If we do transfer our common stock listing to the Nasdaq SmallCap Market and meet the minimum bid price requirement of $1.00 per share for 30 consecutive trading days and maintain compliance with all other continued listing requirements, we may be eligible to transfer our listing back to the Nasdaq National Market.

     In the event that our common stock is de-listed from the Nasdaq Market System because of its continued low stock price, our shares only could be traded on over-the-counter bulletin board systems. This method of trading could significantly impair our ability to raise new capital, and would subject us to special rules, called penny stock rules, that impose additional sales practice requirements on broker-dealers who sell our common stock. The rules require, among other things, the delivery, prior to the transaction, of a disclosure schedule required by the Securities and Exchange Commission relating to the market for penny stocks. The broker-dealer also must disclose the commissions payable both to the broker-dealer and the registered representative and current quotations for the securities, and monthly statements must be sent disclosing recent price information.

     In the event that our common stock becomes characterized as a penny stock, our market liquidity could be severely affected. The regulations relating to penny stocks could limit the ability of broker-dealers to sell our common stock and thus the ability of purchasers in this offering to sell their common stock favorably in the secondary market.

     Our stock price fluctuates significantly and could adversely affect our business, operations and financial condition.

     It is likely that in the future our common stock will continue to experience the significant volatility it has experienced in the past. Our common stock is traded on the Nasdaq National Market. The stock market, particularly in recent years, has experienced volatility that has been especially acute with respect to high technology-based stocks such as ours. The volatility of technology-based and development stage stocks has often been unrelated to the operating performance of the companies represented by the stock. Factors such as announcements of the introduction of new products or services by our competitors or by us, market conditions in the banking and other emerging growth company sectors and rumors relating to our competitors or us have had a significant impact on the market price of our common stock in the past.

     Future sales by existing shareholders may lower the price of our common stock, which could result in losses to our shareholders.

     Future sales of substantial amounts of our common stock in the public market, or the possibility of such sales occurring, could adversely affect prevailing market prices for our common stock or our future ability to raise capital through an offering of equity securities. Substantially all of our common stock is freely tradable in the public market without restriction under the Securities Act, unless these shares are held by "affiliates" of our company, as that term is defined in Rule 144 under the Securities Act. In particular, as of the date of this prospectus:

     o We have issued 2,862,727 shares of our common stock and warrants to acquire up to 1,431,364 shares of our common stock to certain investors in a private placement which closed in December 2001. Additionally, we issued warrants to acquire up to 286,273 shares of common stock to our placement agent in connection with the private placement. The shares of common stock and the shares of common stock issuable upon exercise of the warrants issued in the private placement have now been registered under the Securities Act, and such issued shares and any shares issued upon exercise of the warrants are freely tradable in the public market without restriction under the Securities Act.

     o There remain outstanding under this prospectus 2,722,010 shares of our common stock issued pursuant to our acquisition of Home Account Holdings.

     We possess limited patent or registered intellectual property rights with respect to our technology and any loss or infringement of those rights could cause us to lose a valuable competitive advantage or incur costly litigation expenses that could adversely affect our business, operations and financial condition.

     We possess limited patent or registered intellectual property rights with respect to our technology. We depend, in part, upon our proprietary technology and know-how to differentiate our products from those of our competitors and work independently and from time to time with third parties with respect to the design and engineering of our own products. We also rely on a combination of contractual provisions, trademarks, and trade secret laws to protect our proprietary technology. There can be no assurance, however, that we will be able to protect our technology or successfully develop new technology or gain access to such technology, that third parties will not be able to develop similar technology independently or design around our intellectual property rights, that competitors will not obtain unauthorized access to our proprietary technology, that third parties will not misuse the technology to which we have granted them access, or that our contractual or legal remedies will be sufficient to protect our interests in our proprietary technology. Enforcing or defending our intellectual property rights could be very expensive. If we cannot preserve our intellectual property rights, we may be at a competitive disadvantage.

     Claims against us for infringement of another party's intellectual property rights could cause us to incur costly litigation expenses or impact our ability to offer products or services to our market.

     The Internet banking software and services industry has become an area of substantial litigation concerning intellectual property rights. Claims of infringement by third parties could have a significant adverse impact on our business. The expenses associated with defending claims, even if successful, are often significant. In the event that we were found to infringe a third party's rights, we would be required to enter into a royalty arrangement to continue to offer the infringing products and services. If we were unable to obtain acceptable royalty terms, we would be forced to discontinue offering the infringing products and services or modify the products and services to become non-infringing. This could result in the significant loss of revenues or considerable additional expense.

     Delays in the development of new products or in the implementation of new or existing products at customer locations and defects or errors in the products we sell could adversely affect our business, operations and financial condition.

     We may experience delays in the development of the software and computing systems underlying our products and services. Additionally, we may experience delays when implementing our products at customer locations, and customers may be unable to implement our products in the time frames and with the functionalities that they expect or require. There can be no assurance that, despite our testing, errors will not be found in the underlying software, or that we will not experience development delays, resulting in delays in the shipment of our products, the commercial release of our products or in the market acceptance of our products, each of which could have a material adverse effect on our business, operations and financial condition.

     We are dependent on key personnel, the loss of whom could adversely affect our business, operations and financial condition. Additionally, we will need to locate, hire and retain additional qualified personnel to continue to grow our business.

     Our performance is substantially dependent on the performance of our executive officers and key employees. We depend on our ability to retain and motivate high quality personnel, especially management and skilled development teams. The loss of services of any of our executive officers or other key employees could have a material adverse effect on our business, operations or financial condition.

     Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon our business, operations or financial condition.

     Certain provisions of Delaware law, our certificate of incorporation and bylaws make a takeover by a third-party difficult.

     Certain provisions of Delaware law and of our certificate of incorporation and bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions include:

     o a provision allowing us to issue preferred stock with rights senior to those of the common stock without any further vote or action by the holders of common stock. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock;

     o the existence of a stock rights plan that results in the dilution of the value of common stock held by a potential acquirer;

     o the existence of a staggered board of directors in which there are three classes of directors serving staggered three-year terms, and thereby expanding the time required to change the composition of a majority of directors and perhaps discouraging someone from making an acquisition proposal for us;

     o the bylaws' requirement that stockholders provide advance notice when nominating our directors;

     o the inability of stockholders to convene a stockholders' meeting without the meeting first being called by the chairman of the board of directors or the secretary at the request of a majority of the directors; and,

     o the application of Delaware law prohibiting us from entering into a business combination with the beneficial owner of 15% or more of our outstanding voting stock for a period of three years after the 15% or greater owner first reached that level of stock ownership, unless certain criteria are met.

         Risk Factors Associated With Our Industry

     The Internet banking and EBPP industries are relatively new and developing markets, and our success depends on the acceptance and growing use of Internet banking and electronic bill presentment and payment.

     Internet banking and EBPP continue to be developing markets. Our future financial success in the relatively new Internet banking and EBPP marketplace depends, in part, upon:

     o consumer acceptance of, and financial institutions' support for, Internet banking and EBPP technologies;

     o continued growth in personal computer sales and the number of personal computers with Internet access and continued reductions in the cost of personal computers and Internet access;

     o the degree of financial institutions' success in marketing the Internet banking and EBPP products to their customers and the ability of these institutions to implement applications in anticipated time frames or with anticipated features and functionalities; and,

     o the continued absence of regulatory controls and oversight of the Internet and electronic commerce.


     Even if this market experiences substantial growth, there can be no assurance that our products and services will be commercially successful or that we will benefit from such growth. Therefore, there can be no assurance as to the timing, introduction, or market acceptance of, or necessary regulatory approvals for, our products and services.

     Concerns related to system security and consumer protections could prevent the widespread acceptance of Internet banking and EBPP and could adversely affect our business, operations and financial condition.

     The willingness of consumers and financial institutions to use personal computer and Internet-based banking, bill payment and other financial services will depend, in part, upon the following factors:

     o our ability to protect consumer information relating to personal computer and Internet-based banking and other financial services against the risk of fraud, counterfeit and technology failure;

     o    the  frequency of  interruptions,  delays and  cessation in service to
          financial   institutions  and  individuals   resulting  from  computer
          viruses, break-ins or other problems;

     o the increase in the cost of our services and products, as well as the cost to up-grade the services and products to keep pace with rapidly changing computer and Internet technologies, may be increased by expenditures of capital and resources to reduce security breaches, break-ins and computer viruses; and,

     o the erosion of public and consumer confidence in the security and privacy of Internet banking and EBPP.


     The threat of increased government regulation of the Internet and the continuing legal uncertainty and potential liabilities associated with sharing personal and financial information on the Internet could adversely affect our business, operations and financial condition.

     Our products rely on the cost-effectiveness of, and ease of access to, the Internet. There are currently few laws or regulations directly applicable to, or commerce or other communications on, the Internet. However, due to the increasing popularity and use of the Internet, it is possible that new laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, the collection or processing of personal information, copyright infringement and the pricing, characteristics and quality of products and services. Consumers' concerns relating to privacy, security and increasing regulation could hinder the use of the Internet and the growth of our business. The adoption of restrictive laws or regulations may increase the cost of doing business over the Internet. The application to the Internet of existing laws and regulations governing such issues as property ownership and personal privacy is subject to substantial uncertainty. Mandatory privacy and security standards and protocols still are being developed by government agencies, and we may incur significant expenses to comply with any requirements that are ultimately adopted. Our financial institution customers require that our products and services will permit them to operate in compliance with all applicable laws and regulations. We may become subject to direct regulation as the market for our products and services evolves. Additionally, current or new government laws and regulations, or the application of existing laws and regulations, may expose us to significant liabilities or otherwise impair our ability to achieve our strategic objectives through increased operating costs or reduced market acceptance. If Internet use does not grow as a result of privacy or security concerns, increasing regulation or for other reasons, the sale of Internet banking and electronic bill presentment and payment products would be hindered and our business, operations and financial condition would be adversely affected.

                                 CAPITALIZATION


     You should read the information set forth below together with our SEC filings incorporated by reference in this prospectus. The following table sets forth our capitalization as of September 30, 2002 (in thousands):

Stockholders' Equity
  Preferred  stock, $0.001 par value; authorized 5,000,000 shares;
    no shares  issued  and outstanding                               $       __
  Common stock,  $0.001 par value; authorized 100,000,000 shares;
    issued 49,795,000  shares; outstanding 48,989,000 shares.........        50
  Additional paid-in capital.........................................   302,857
  Treasury stock, at cost: 806,000 shares............................    (2,473)
  Deferred compensation..............................................      (391)
  Accumulated other comprehensive income.............................         9
  Accumulated deficit................................................  (263,452)
                                                                     ----------
Total Stockholders' Equity...........................................$   36,600
                                                                     ==========

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of the shares of common stock will be received directly by the selling stockholders. See "Selling Stockholders."

                              SELLING STOCKHOLDERS

     The table below sets forth estimated information with respect to the number and percentage of shares of our common stock beneficially owned by the selling stockholders and the number of shares being offered for sale by the selling stockholders. This estimated information is based on the assumptions discussed below.

     Pursuant to the terms of the merger agreement and ancillary agreements, we issued 6,900,000 shares of our common stock for the benefit of the former security holders of Home Account Holdings as part of the purchase price for Home Account Holdings. The 6,900,000 shares were deposited into escrow following the closing of the merger and were released over time to the selling stockholders in accordance with the provisions of the merger agreement and ancillary agreements.

     As of March 31, 2002, all 6,900,000 shares had been released to the selling stockholders, of which 4,177,990 shares have been sold (based on information made available to us as of the date of this prospectus).

     The table below sets forth the amount of shares beneficially owned by the selling stockholders. None of the selling stockholders listed below has had any position, office or other material relationship within the past three years with us or our affiliates.



------------------------------------------------- ------------------------- ---------------------- ------------------------

                                                   Shares of Common Stock          Shares          Shares of Common Stock
                                                     Beneficially Owned       Being Offered in       Beneficially Owned
              Selling Stockholder                   Before This Offering        this Offering        After This Offering
------------------------------------------------- ------------------------- ---------------------- ------------------------
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
                                                           Number                  Number            Number      Percent
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
James J. Allen                                                          28                     28      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Charles A. Atkins                                                      937                    937      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Atkins Family Trust                                                 39,462                 39,462      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Francis Bellingrath Atkins Trust No. 1                               6,813                  6,813      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Francis Bellingrath Atkins Trust No. 2                             438,490                438,490      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Andrew T. Barrett                                                    1,135                  1,135      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Andrew T. Barrett Family Limited Partnership                        39,019                 39,019      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Andrew T. Barrett Trust Agreement F/B/O Cara                           695                    695      0            *
Ann Barrett
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Andrew T. Barrett Trust Agreement F/B/O Grace                          695                    695      0            *
Keenan Barrett
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
F.M. Bellingrath, Jr.                                               74,000                 74,000      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Alexander Connor Blass Trust II                                         73                     73      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Alexander Connor Blass Trust III                                        73                     73      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Becky Blass                                                             54                     54      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Gus Blass, II                                                       30,745                 30,745      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Gus Blass, III                                                      33,210                 33,210      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Gus Blass, III - Keogh                                              16,789                 16,789      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Patricia Blass                                                       3,040                  3,040      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
David J. Brewer                                                     23,677                 23,677      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Gail F. Bronson                                                        958                    958      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Capital Properties, LLC                                             25,455                 25,455      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Frederick L. Copeland                                                7,380                  7,380      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Dana W. Edwards                                                         66                     66      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
eOne Global, L.P.                                                  349,726                349,726      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Equity Plus Partners, L.P.                                          15,138                 15,138      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Darrell Ferguson                                                     7,380                  7,380      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Financial Engineering, LLC                                           5,966                  5,966      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Andree B. and Robert M. Hamilton                                       608                    608      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Lawrence Ross Hamilton                                                 304                    304      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Robert Mattison Hamilton                                               304                    304      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Taylor Patterson Hamilton                                              304                    304      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Howard Kosak                                                           980                    980      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Ellen B. Laner                                                         608                    608      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Joel B. Laner                                                          304                    304      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
D. Scot Lewis                                                          100                    100      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
John Lucas                                                             239                    239      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
J.T. Lykes, III                                                      9,074                  9,074      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Marsh & McLennan Capital Professionals Fund,                         2,753                  2,753      0            *
L.P.
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Marsh & McLennan Capital Technology                                    684                    684      0            *
Professionals Venture Fund, L.P.
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Marsh & McLennan Capital Technology Venture                         54,682                 54,682      0            *
Fund, L.P.
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Marsh & McLennan Employees' Securities Company,                      2,434                  2,434      0            *
L.P.
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
J. Tucker Morse                                                     85,175                 85,175      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
John Nidelcheff                                                         78                     78      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Oak Investment Partners VIII, L.P.                                 974,086                974,086      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Rebecca Olsen                                                           78                     78      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Polaris Prime Emerging Markets, L.P.                                30,209                 30,209      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Polaris Prime Technology (Cayman), L.P.                             36,573                 36,573      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Polaris Private Managers, Ltd.                                       2,369                  2,369      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Private Profit Opportunities, L.P.                                  33,636                 33,636      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Thompson L. Rankin, Jr.                                              2,228                  2,228      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Tom L. Rankin                                                        4,619                  4,619      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Catherine Rankin Robinson                                            2,228                  2,228      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Reliance Trust for F. Copeland                                       9,224                  9,224      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Reliance Trust for Darrell Ferguson                                  9,224                  9,224      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Ronald A. Terry Delta, L.P.                                        162,998                162,998      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Ronald A. Terry                                                     90,034                 90,034      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Trident II, L.P.                                                    19,315                 19,315      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Vault Holdings, LLC                                                 65,000                 65,000      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
Mary Ann Warbel                                                         66                     66      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
John Winthrop                                                          488                    488      0            *
------------------------------------------------- ------------------------- ---------------------- ----------- ------------
                     Total                                       2,722,010              2,722,010      0
------------------------------------------------- ------------------------- ---------------------- ----------- ------------

         -----------------

*Less than 1%.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their donees, transferees, pledgees, assignees and successors-in-interest may sell, from time to time, any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.


     Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in its ability to engage in market activities with respect to such shares. A selling stockholder, for example, will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations under it, including, without limitation, Regulation M, which provisions may restrict certain activities of the selling stockholder and limit the timing of purchases and sales of any shares of common stock by the selling stockholder. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares offered by this prospectus.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell our securities short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may offer and sell, from time to time, the pledged shares.

     The selling stockholders may sell shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Broker-dealers engaged by selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions, concessions or discounts from selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Market makers and block purchasers that purchase the shares will do so for their own account and at their own risk. It is possible that selling stockholders will attempt to sell shares in block transactions to market makers or other purchasers at a price per share that may be below the then-current market price. We cannot make assurances that all or any of the shares of common stock will be sold by the selling stockholders.

     In addition, any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     In certain states, the applicable state securities laws will require a holder of shares desiring to sell its shares to sell its shares only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the
selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Hunton & Williams, Atlanta, Georgia.

                                     EXPERTS

     The consolidated financial statements of InteliData as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Home Account Holdings as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000, incorporated in this prospectus by reference from our Form 8-K, filed with the SEC on January 26, 2001 (as amended by Form 8-K/A, filed on
     March 26, 2001), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public on our web site at http://www.intelidata.com or at the SEC's web site at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until all the shares of common stock registered by this prospectus are sold. This prospectus is part of a Registration Statement we filed with the SEC (Registration No. 333-58202). The documents we incorporate by reference are:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     2. Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2002, June 30, 2002 and March 31, 2002;

     3. Our Current Reports on Form 8-K filed with the SEC on October 30, 2002 and January 26, 2001 (as amended by Form 8-K/A, filed on March 26,
          2001);

     4. The description of our Common Stock contained in our Registration Statement on Form 8-B, as filed with the SEC on November 6, 1996; and

     5. The description of our Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, as filed with the SEC on January 26, 1998.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Investor Relations, InteliData Technologies Corporation, 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191; telephone number (703) 259-3000.